                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CAROLINA FIRST BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         CAROLINA FIRST BANCSHARES, INC.
                              402 EAST MAIN STREET
                        LINCOLNTON, NORTH CAROLINA 28092

                                                                  March 26, 1998



Dear Shareholders:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Carolina First BancShares, Inc. which will be held in the Lincoln Cultural Center, 403 East Main Street, Lincolnton, North Carolina, on Tuesday, April 21, 1998 at 7:00 P.M. local time.

         I hope you are planning to attend the Meeting so that you can vote your shares in person and become acquainted with members of our Board of Directors and our management team. At the Meeting, shareholders will be asked to elect eight directors to serve one-year terms, increase authorized shares of Common Stock, authorize Preferred Stock and certain other amendments to update and modernize the Articles of Incorporation. Even if you are planning to attend the Meeting, please complete the enclosed proxy card and return it to us so that your shares may be voted. You will still be able to vote your shares in person if you attend the Meeting.

         Your support during the last year is sincerely appreciated, and with your continued support, we look forward to 1998.

         If you have any questions about the Proxy Statement or the 1997 Annual Report, please contact Jan H. Hollar at (704) 732-2222.

         We look forward to seeing you on April 21st.

                                                   Sincerely,

                                                   /s/ D. Mark Boyd, III

                                                   D. Mark Boyd, III
                                                   Chairman of the Board






PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE POSTAGE PREPAID RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                         CAROLINA FIRST BANCSHARES, INC.
                              402 EAST MAIN STREET
                        LINCOLNTON, NORTH CAROLINA 28092


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                                 April 21, 1998

         Notice is hereby given that the 1998 Annual Meeting of Shareholders (the "Meeting") of Carolina First BancShares, Inc. (the "Company"), will be held in the Lincoln Cultural Center, 403 East Main Street, Lincolnton, North Carolina on Tuesday, April 21, 1998 at 7:00 P.M., local time, for the following purposes:

         1. To elect John R. Boger, Jr., D. Mark Boyd, III, James E. Burt, III, Charles A. James, Samuel C. King, Jr., Harry D. Ritchie, L.D. Warlick, Jr., and Estus B. White to serve as directors of the Company for a one-year term and until their successors are elected and qualified;

         2. To approve an amendment to the Company's Articles of Incorporation (the "Articles") to increase authorized shares of Common Stock;

         3. To approve an amendment to the Articles relating to indemnification and certain other nonsubstantive provisions;

         4.       To approve an amendment to the Articles to authorize Preferred
                  Stock;

         5. To approve an amendment to the Articles to enable the Board of Directors to amend or adopt Bylaws relating to supermajority voting provisions;

         6. To approve an amendment to the Articles to allow the Board of Directors to amend or adopt Bylaws regarding delegation of the Board's authority and setting the number of directors;

         7. To approve an amendment to the Articles to enable the Board of Directors to amend or adopt Bylaws classifying or staggering the Board of Directors;

         8. To approve an amendment to the Articles relating to shareholder nominations and proposals;

         9. To approve an amendment to the Articles relating to shareholder action by written consent;

         10. To approve an amendment to the Articles relating to constituency provisions; and

         11. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The enclosed Proxy Statement explains these proposals in greater detail. We urge you to read these materials carefully.

         Only those shareholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

         You are cordially invited to attend the Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE UNDERSIGNED AT (704) 732-2222.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSALS PRESENTED.

                                             By Order of the Board of Directors,

                                             /s/ Jan H. Hollar

                                             Jan H. Hollar
                                             Secretary

Lincolnton, North Carolina
March 26, 1998

                         CAROLINA FIRST BANCSHARES, INC.
                     PROXY STATEMENT FOR THE ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1998

                  ---------------------------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to shareholders of Carolina First BancShares, Inc., a North Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at 7:00 P.M. local time in the Lincoln Cultural Center, 403 East Main Street, Lincolnton, North Carolina on Tuesday, April 21, 1998, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held for the purposes of (i) electing John
R. Boger, Jr., D. Mark Boyd, III, James E. Burt, III, Charles A. James, Samuel
C. King, Jr., Harry D. Ritchie, L. D. Warlick, Jr., and Estus B. White as directors of the Company (ii) approving amendments to the Company's Articles of Incorporation (the "Articles") to increase authorized shares of Common Stock
(iii) approving amendments to the Articles relating to indemnification and certain other nonsubstantive provisions, (iv) approving amendments to the Articles to authorize Preferred Stock, (v) approving an amendment to the Articles to enable the Board of Directors to amend or adopt Bylaws relating to supermajority voting provisions, (vi) approving an amendment to the Articles to allow the Board of Directors to amend or adopt Bylaws regarding delegation of the Board's authority and setting the number of directors, (vii) approving an amendment to the Articles to enable the Board of Directors to amend or adopt Bylaws classifying or staggering the Board of Directors, (viii) approving an amendment to the Articles relating to shareholder nominations and proposals,
(ix) approving an amendment to the Articles relating to shareholder action by written consent, (x) approving an amendment to the Articles relating to constituency provisions, and (xi) transacting such other business as may properly come before the Meeting or any adjournments thereof.

         The Company's principal executive offices are located at 402 East Main Street, Lincolnton, North Carolina 28092, and the mailing address is P.O. Box 657, Lincolnton, North Carolina 28093, telephone number (704) 732-2222. This Proxy Statement is dated March 26, 1998, and was mailed to shareholders of the Company on or about that date.

SHAREHOLDERS ENTITLED TO VOTE

         Only shareholders of record of the Company at the close of business on March 10, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each share of the $2.50 par value Common Stock of the Company (herein sometimes referred to as the "Shares") issued and outstanding on the Record Date is entitled to one vote on each proposal, except that in the election of directors, each shareholder may cumulate his votes by giving one candidate the number of votes equal to the number of directors to be elected multiplied by the number of his Shares, or by distributing such number of votes among the candidates. This right of cumulative voting may not be exercised unless a shareholder or proxy holder announces at the Meeting, before the voting for directors commences, his intention to vote cumulatively. If such announcement is made, the chair shall declare that all Shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously agreed upon. If no such announcement is made, the persons named in the enclosed proxy do not intend to exercise such right to vote cumulatively. However, if cumulative voting occurs at the Meeting, Shares represented by proxies in the accompanying form may be voted cumulatively for fewer than the entire number of nominees for directors listed herein if any such situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

         On the Record Date, there were 4,364,458 Shares issued and outstanding which were held by approximately 2,600 persons. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed, and Shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date. Proxies are being solicited by the Company's Board of Directors and may be revoked prior to exercise.

VOTES REQUIRED

         The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares entitled to vote at the Meeting is necessary to constitute a quorum.

         Proposal 1, relating to the election of the nominees for director, requires approval by the holders of a majority of the Shares entitled to vote and voting at the Meeting. With respect to Proposal 1, abstentions will be counted, but "broker non-votes" will not be counted, as Shares present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as votes cast for purposes of determining whether a particular proposal has received sufficient votes for approval.

         All other proposals presented in this Proxy Statement require approval by the holders of a majority of the Shares entitled to vote at the Meeting. With respect to such proposals, abstentions will be counted, but "broker non-votes" will not be counted, as Shares present for purposes of determining the presence of a quorum. Both abstentions and "broker non-votes" will be counted as votes cast against a particular proposal for purposes of determining whether such proposal has received sufficient votes for approval.

PROXIES

         Shares of Carolina First Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions on the proxies. If no instructions are indicated, such proxies will be voted in favor of (i) the election of all nominees for directors, and (ii) to increase authorized share of Common Stock
(iii) to authorize Preferred Stock (iv) to approve certain other amendments to update and modernize the Articles of Incorporation and (v) the best judgment of the persons designated in such proxies as to any other matters which may properly come before the Meeting. Shareholders who have given a proxy may revoke it at any time prior to its exercise by (i) giving written notice to Jan H. Hollar at the Company, or (ii) properly submitting to the Company a properly-executed proxy bearing a later date, or (iii) voting in person at the Meeting.

PRINCIPAL SHAREHOLDERS

         As of January 31, 1998, there were no persons known to the Company who were beneficial owners of more than 5% of the Company's outstanding Shares other than D. Mark Boyd, III, P.O. Box 399, Lincolnton, North Carolina 28093, who is a director of the Company, and who beneficially held on that date 392,050 Shares, or 8.98% of the total Shares outstanding. See "Proposal 1 -- Election of Directors."

         As of January 31, 1998, the number of Shares owned beneficially by all directors and executive officers of the Company as a group (12 persons) was approximately 614,440, or 14.08% of the total Shares outstanding.


PROPOSAL 1

ELECTION OF DIRECTORS

         The Company's Board of Directors has nominated the persons named below for election as directors to hold office until the next annual meeting of the shareholders of the Company and until their successors shall have been elected and qualified. It is believed that all of the nominees will be available and able to serve as directors. If for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Company's Board of Directors.

         Under the Company's Bylaws, the Board of Directors of the Company shall consist of not less than three nor more than 25 members, the number of which shall be fixed and determined from time to time either by resolution of the Board of Directors or by resolution of the shareholders. At the 1990 Annual Meeting of Shareholders, the shareholders approved a proposal fixing the number of directors at nine. The Company has nominated only eight persons to serve as directors, leaving one vacancy on the Board. The Company continues to evaluate possible expansion or other business opportunities through mergers, consolidations, acquisitions, restructuring or other transactions. Vacancies provide the Board with flexibility, in its discretion, to fill any or all such vacancies, by a majority vote of the Board, in the event of such a transaction or restructuring, or for other appropriate purposes. Proxies may not be voted for more than eight nominees at the Meeting.

         This proposal requires approval by the holders of a majority of the Shares entitled to vote and voting at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE EIGHT NOMINEES FOR ELECTION OF DIRECTORS.

         The following table sets forth certain information regarding the nominees for election as directors.

      NAME, AGE AND YEAR FIRST                                                            BENEFICIAL OWNERSHIP OF SHARES
       ELECTED OR APPOINTED A                       PRINCIPAL EXPERIENCE                  AND PERCENTAGE OF OUTSTANDING
      DIRECTOR OF THE COMPANY                    DURING THE PAST FIVE YEARS                         SHARES (1)
      -----------------------                    --------------------------                         ----------
      John R. Boger, Jr. (69)         Mr. Boger is a partner in the law firm of                      9,203 (2)
                1992                  Williams, Boger, Grady, Davis & Tuttle, P.A.,                      *
                                      Concord, North Carolina. Mr. Boger is the
                                      Chairman of the Board of Directors of the
                                      Company's subsidiary Cabarrus Bank of North
                                      Carolina ("Cabarrus Bank"), is a member of the
                                      Board of Directors of CT Communications, Inc.
                                      (parent company of Concord Telephone Company),
                                      and a past President of the Concord Rotary Club
                                      and the Concord/Cabarrus Chamber of Commerce.

       D. Mark Boyd, III (60)         Mr. Boyd has served as Chairman of the Board                 392,050 (3)
                1989                  and Chief Executive Officer of the Company                      8.98%
                                      since its organization in 1989. Mr. Boyd has
                                      served as Chairman of the Board of the
                                      Company's subsidiary Lincoln Bank of North
                                      Carolina ("Lincoln Bank") since 1983. Since
                                      1993, Mr. Boyd has served as a member of the
                                      North Carolina State Banking Commission.
                                      Mr. Boyd was also an organizer and presently is
                                      a director of First Gaston Bank of North
                                      Carolina, 17% of the common stock of which is
                                      owned by the Company. First Gaston Bank's
                                      common stock is registered under the 1934 Act.


      NAME, AGE AND YEAR FIRST                                                            BENEFICIAL OWNERSHIP OF SHARES
       ELECTED OR APPOINTED A                       PRINCIPAL EXPERIENCE                  AND PERCENTAGE OF OUTSTANDING
      DIRECTOR OF THE COMPANY                    DURING THE PAST FIVE YEARS                         SHARES (1)
      -----------------------                    --------------------------                         ----------
      James E. Burt, III (60)         Mr. Burt has been President of the Company and                56,253 (4)
                1990                  Lincoln Bank and Chief Executive Officer of                     1.29%
                                      Lincoln Bank since 1990.

       Charles A. James (51)          Mr. James has served as Director CK Federal                    6,076
                1997                  from 1983 to 1993 and subsequently to 1997 when                    *
                                      it was acquired by South Trust Bank of North
                                      Carolina. Mr. James is the President of Mt.
                                      Pleasant Insurance Agency; the President of Mt.
                                      Pleasant Enterprises, Inc.; Director of
                                      Albemarle Knitting Corp.; Co-owner of Mt.
                                      Pleasant Bonded Warehouse; Partner of All
                                      Secure Storage; Partner of North Branch
                                      Properties and Partner of Earnhardt Interchange
                                      Properties. He has served as a director of
                                      Cabarrus Bank since 1997.
                                                                                                    24,906 (5)
      Samuel C. King, Jr. (50)        Mr. King has served as President of King's                         *
                1989                  Office Supply, Inc., an office supply company
                                      in Lincolnton, since 1977. He has served
                                      as a director of Lincoln Bank since 1983
                                      and as Vice Chairman since 1992.

       Harry D. Ritchie (64)          Mr. Ritchie has been the owner of Ritchie                     19,366 (6)
                1989                  Brothers Dairy Farm since 1955. He has served                      *
                                      as a director of Lincoln Bank since 1983.

       L.D. Warlick, Jr. (58)         Mr. Warlick is the President of Warlick Funeral               55,513 (7)
                1992                  Home, Lincolnton, North Carolina. Mr. Warlick                   1.27%
                                      is a past President of the Lincolnton
                                      Rotary Club, Lincoln County Chapter of the
                                      American Red Cross, past President of
                                      Lincoln Medical Center Board of Directors
                                      and United Way Chairman. He has served as
                                      a director of Lincoln Bank since 1983.

        Estus B. White (67)           Mr. White is the retired Clerk of Superior                    26,463 (8)
                1992                  Court for Cabarrus County, North Carolina.                         *
                                      Mr. White is a past president of the
                                      Kannapolis Merchants Association. He has
                                      served as a director of Cabarrus Bank
                                      since 1980.

--------------------
 * Less than one percent of outstanding Shares.

(1) Information relating to beneficial ownership of Shares is based upon "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission ("SEC") under Section 13(d) of the 1934 Act. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he may disclaim beneficial interest.

(2) Includes 474 Shares held by members of Mr. Boger's immediate family, as to which Shares Mr. Boger may be deemed to share voting and investment power.

(3) Includes 136,431 Shares held by three corporations of which Mr. Boyd is a director, president and majority shareholder, 17,345 Shares held by a profit sharing plan of two such corporations, for which Mr. Boyd is a member of the Plan Committee, and 42,859 Shares held by members of Mr. Boyd's immediate family. As to all of these Shares, Mr. Boyd may be deemed to share voting and investment power; however, Mr. Boyd disclaims beneficial ownership.

(4) Includes 3,883 Shares owned by Mr. Burt's wife, as to which Mr. Burt may be deemed to share voting and investment power.

(5) Includes 831 Shares held by a corporation of which Mr. King is president and principal shareholder and 10,921 Shares held by Mr. King's family, as to which Shares Mr. King may be deemed to share voting and investment power.

(6) Includes 7,545 Shares owned jointly with Mr. Ritchie's wife, 240 shares held by Mr. Ritchie's wife, as to which Shares Mr. Ritchie may be deemed to share voting and investment power.

(7) Includes 3,554 Shares held by a corporation of which Mr. Warlick is a director and president, and 11,474 Shares held by Mr. Warlick's wife and family members, as to which Shares Mr. Warlick may be deemed to share voting and investment power.

(8) Includes 18,868 Shares owned jointly with Mr. White's wife, as to which Mr. White may be deemed to share voting and investment power.

MEETINGS OF THE BOARDS OF DIRECTORS AND COMMITTEES

         During 1997, the Company's Board met nine times. Each director attended at least 75% of the aggregate number of meetings of the Company's Board and its committees. Each member of the Company's Board who was not an employee of the Company or its subsidiaries received $200 for each Board meeting attended.

         The Board of Directors currently has five standing committees - an Executive Committee, CRA Committee, Compensation Committee, Audit Committee and Nominating Committee. The Executive Committee, which is comprised of Messrs. Boyd, King and Ritchie, acts on behalf of the full Board between meetings of the full Board. The Executive Committee met eight times in 1997, and each member received $150 for each committee meeting attended.

         The CRA Committee and its representatives meet with community leaders and advocacy organizations in areas within our delineated community. The Committee solicits opinions from community leaders, community-based organizations, government agencies, political leaders, religious organizations, and concerned individuals to assist in ascertaining local credit needs and to help evaluate the effectiveness of our products, services, and marketing efforts. In addition to Mr. Warlick, the Committee is comprised of officers and directors from each Bank. The CRA Committee met seven times in 1997, and each member received $100 for each committee meeting attended.

         The Compensation Committee reviews salary administration guidelines and incentive compensation plans and also reviews the Company's Stock Option Plans to ensure proper administration and compliance. The Compensation Committee, which is comprised of Messrs. Boyd, Burt, King, Ritchie and Warlick, met nine times in 1997. Each member of the Compensation Committee received $100 for each meeting attended.

         The Audit Committee reviews all control functions and is comprised of Messrs. King, Warlick and White. The Audit Committee also recommends on an annual basis to the Board of Directors a public accounting firm to be engaged as independent auditors for the Company for the next fiscal year, reviews the plan for the audit engagement, and reviews financial statements, internal audit plans and reports, financial reporting procedures, and reports of regulatory authorities. This Committee periodically reports to the Board of Directors. The Audit Committee met four times in 1997. Each member of the Audit Committee received $100 for each meeting attended.

         The Nominating Committee nominates officers and directors of the Company. While nominees recommended by shareholders may be considered, this Committee has not solicited recommendations. The Nominating Committee, which is comprised of Messrs. Boyd, King and Ritchie, met one time in 1997, and each member received $100 for the meeting.


PROPOSAL 2

INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has adopted a resolution to amend the Company's Articles of Incorporation (the "Articles") to increase the number of authorized shares of Common Stock. This amendment would increase the number of shares of Common Stock that the Company is authorized to issue from 5,000,000 to 20,000,000 in order to have additional authorized but unissued shares available for issuance to meet business demands as they may arise. The Board of Directors believes that such additional shares will provide the Company with the flexibility to issue Common Stock for possible future stock dividends or splits, acquisitions, stock option plans, possible future financings or other corporate purposes which may be identified in the future by the Board of Directors, without the possible expense and delay of a special shareholders' meeting.

         The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's shareholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

         The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized, except that the Company has a dividend reinvestment plan under which it may issue such additional shares of Common Stock. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such shareholders' percentage voting power.

         Although the Company has no present intention to issue shares of Common Stock to make acquisitions of control of the Company more difficult and is unaware of any pending proposals to acquire the Company, future issuances of Common Stock could have that effect. For example, the acquisition of shares of the Company's Common Stock by an entity seeking to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing shareholders as a dividend or privately placed with purchasers who might side with the Board in opposing a takeover bid, thus discouraging such a bid.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

AMENDMENTS RELATING TO INDEMNIFICATION AND CERTAIN OTHER NONSUBSTANTIVE PROVISIONS OF THE ARTICLES OF INCORPORATION

         The Company's Articles were originally adopted on November 8, 1988 and have not been amended. Since 1988, the Company has grown from a small company to a significantly larger, publicly owned company.. As a result, the Company seeks to make certain amendments to its Articles generally to update and modernize the Articles to, among other things, reflect changes in the North Carolina Business Corporation Act, as amended (the "NCBCA"), and to provide the Company with financial and corporate flexibility commensurate with its growth, strategic outlook, and status as a public company.

         Among the proposed amendments is Proposal 3, to provide indemnification to the Company' officers and directors to the fullest extent permitted under the NCBCA and to make certain other nonsubstantive revisions to clarify the Articles and to more accurately reflect the business of the Company. Shareholders should carefully review the proposed Amended and Restated Articles of Incorporation of the Company, which are attached hereto as Annex A.

         The Company's Articles and Bylaws currently provide that the Company's directors and officers shall, upon satisfying certain standards of conduct prescribed by the NCBCA, be indemnified consistent with the terms of the NCBCA. The NCBCA also provides that, if a company so elects, it may authorize indemnification of its officers and directors notwithstanding their failure to meet the prescribed statutory standard of conduct required for indemnification; provided, however, in no event shall a director or officer be indemnified for activities that he, at the time taken, knew or believed to be clearly in conflict with the best interest of the corporation. The indemnification amendment would expand the Company's indemnification provisions to the fullest extent permitted by the NCBCA, as described above.

         In addition, the indemnification amendment would allow the Company to authorize the indemnification of a director's or officer's actual expenses as well as any other costs incurred by a such director or officer, including, without limitation, any settlements.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.


PROPOSAL 4

AUTHORIZATION OF PREFERRED STOCK

         The expansion and growth of the Company's business depends on its capital adequacy and maintaining access to various sources of capital. A potential source of such capital that is widely used by public companies is the sale of preferred stock. Accordingly, the Board of Directors has adopted a resolution proposing and declaring the authorization of preferred stock desirable and in the best interests of the Company's shareholders. There are no current plans to designate or issue any shares of preferred stock.

         The creation of the preferred stock is to be effected by an amendment to the Company's Articles. This amendment authorizes 5,000,000 shares of preferred stock, par value of $1.00 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series designated by the Board of Directors without further shareholder approval, and will include such rights, qualifications, restrictions and preferences as the Board of Directors may require by prospective purchasers, including dividend, liquidation preferences, and conversion, exchange and voting rights (if any). Holders of Preferred Stock would have a general preferred and possibly cumulative right to any distribution of assets or payment of dividends, senior to the rights of the holders of the

Company's Common Stock. This flexibility in structuring the Preferred Stock is deemed necessary and desirable to facilitate the Company's ability to timely offer, sell and deliver Preferred Stock consistent with market conditions and to meet any financing requirements without undergoing the expense and delay of holding meetings of the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock. Each series of Preferred Stock may or may not having voting rights.

         The Company's Board of Directors believes that having preferred stock available to meet financing needs, including issuance in connection with acquisitions, joint ventures, alliances and funding of business expansion and other transactions, is desirable and in the best interests of the Company's shareholders. It may be useful to maintain a class of securities which are equity in nature, but which may not dilute the interest of common shareholders. The Board does not seek the authorization of the Preferred Stock in response to any efforts to acquire the Company. However, the terms of any Preferred Stock, as is the case with any financial instrument, could have the effect of discouraging persons who might otherwise seek to attempt to acquire the Company or control or affect its management or policies.

         The effects of the designation and issuance of series of Preferred Stock on the rights of the holders of Company Common Stock depend upon the terms of such series. However, effects may include (i) priority over holders of Common Stock as to the payment of dividends; (ii) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock; (iii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; and (iv) possible dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock.

         Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means that some shareholders may deem advantageous. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. This proposal is not in response to any proposed acquisition of the Company and the Board has no immediate plans to issue any Preferred Stock.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.


PROPOSAL 5

AMENDMENT ENABLING THE BOARD OF DIRECTORS TO AMEND OR ADOPT BYLAWS RELATING TO SUPERMAJORITY VOTING PROVISIONS

         This amendment would authorize the Board of Directors, consistent with the current provisions of the NCBCA, to amend any provisions of the Bylaws or to adopt any additional Bylaws relating to supermajority quorum and voting provisions, without the approval of shareholders. Unlike the bylaws of many companies, the Company's Bylaws presently provide that the Board of Directors shall have no power to adopt a bylaw (i) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law, (ii) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee,
(iii) increasing or decreasing the number of Directors, or (iv) classifying and staggering the election of Directors. This amendment would enable the Board of Directors to amend any provisions of the Bylaws or to adopt any Bylaws notwithstanding that such action may contravene clause (i) of the preceding sentence.

         This amendment would enable the Board of Directors to adopt or amend bylaws providing that, with respect to certain corporate actions that would otherwise require only the approval of the holders of a majority of the Company's voting stock entitled to vote on such a proposal pursuant to the Articles, the Bylaws or the NCBCA, such actions shall require the approval of greater than a majority of such holders. By requiring a supermajority provision for certain actions, such a Bylaw, if adopted, might deter takeover attempts by requiring any party seeking to effect a takeover of the Company by acquiring the Company's voting stock to first obtain the approval of greater than a majority of the votes entitled to be cast on various matters, such as (i) business combinations, (ii) sales of assets, and (iii) reorganizations. By requiring a supermajority vote for such actions, the Company may prevent or deter hostile shareholders or other parties from effecting corporate actions contrary to the best interests of the Company and its shareholders.

         The Company presently has no intention of amending the Bylaws or of adopting a Bylaw that would require a quorum or approval of the holders of greater than a majority of the Company's outstanding voting stock. However, the approval of this Proposal 5 would enable the Board of Directors to amend or adopt such a Bylaw without the prior consent of the shareholders.

         By enabling the Board to amend or adopt any Bylaws without shareholder approval, this amendment, as well as the amendments set forth in Proposals 6 and 7 below, provides the Board with the discretion to adopt certain Bylaws that may have the effect of discouraging attempts to takeover the Company that are not approved by the Board. Takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's management may not necessarily be detrimental to the Company and its shareholders or inconsistent with the goals of individual shareholders.

         However, the Company's Board believes that the benefits of the Board's authority to negotiate with the proponent of any business combination, consistent with the exercise of the directors' fiduciary duties, outweigh possible disadvantages of discouraging such proposals.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 5.


PROPOSAL 6

AMENDMENT TO ALLOW THE BOARD OF DIRECTORS TO AMEND OR ADOPT BYLAWS REGARDING DELEGATION OF THE BOARD'S AUTHORITY AND SETTING THE NUMBER OF DIRECTORS

         This amendment would enable the Board of Directors to amend the Bylaws or to adopt new Bylaws, without shareholder approval, to eliminate current provisions that would allow for the management of the Company by other than the Board of Directors or its executive committee and clarify the Board's authority to increase or decrease the number of directors.

         The provisions regarding management of the Company other than by its Board of Directors and Board committees, is common for closely held corporations and limited liability companies. The Board seeks this amendment to enable it to eliminate the inappropriate and obsolete restriction prohibiting the adoption of a Bylaw permitting the delegation of management authority to an outside firm. Because the Company is not a limited liability company or a closely held corporation, the Company cannot foresee any circumstance in which the Board would find it appropriate to use such authority, and is uncertain whether any such delegation would be legally permissible.

         In addition, this amendment would permit the Board of Directors to amend the Bylaws to clarify certain provisions relating to increasing or decreasing the number of directors. At the present time, the Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors, but in no event shall the number of directors be less than three or more than 25. However, the Bylaws also contain a provision that prohibits Board of Directors from adopting or amending the Bylaws to increase the number of directors. This amendment would remove the existing ambiguity and permit the Board of Directors to from time to time fix the number of directors within the range of three to 25 without the possibility of such action being construed as inconsistent with other provisions of the Bylaws. The Board, from time to time, between meetings of the shareholders may find persons that can contribute to the Company and its subsidiaries growth and success as directors, and seeks to clarify its authority, consistent with the NCBCA, to elect such persons to the Board.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 6.


PROPOSAL 7

AMENDMENT ENABLING THE BOARD OF DIRECTORS TO AMEND OR ADOPT BYLAWS CLASSIFYING OR STAGGERING THE BOARD OF DIRECTORS

         This amendment would allow the Board of Directors to exercise the authority granted by the NCBCA to amend the Bylaws or to adopt new Bylaws that classify or stagger the Company's Board of Directors, without further action by the shareholders. Although the Company presently has no intention of classifying or staggering the Board of Directors, the Company's Board of Directors believes that this amendment would, if adopted, provide the Company with the flexibility to classify or stagger the Board of Directors without unnecessary delay or cost. As more fully discussed below, such a classification would promote continuity of management, but could also reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company's Board of Directors without the support of the incumbent Company Board. A number of North Carolina and other public corporations have classified boards.

         A classified Company Board would ensure that a majority of the directors, and likely more, at any one time have had at least one year's experience as directors of the Company. A classification of directors, if adopted by the Board of Directors, would have the effect of making it more time-consuming to change majority control of the Company Board of Directors. More than one shareholder meeting would be required to effect a change in the majority control of the Company Board, except in the event of vacancies resulting from removal for cause or other reason (in which case the remaining directors would fill the vacancies so created. The longer time required to elect a majority of a classified board will also help to assure continuity and stability of the Company's management and policies, since a majority of the directors at any given time will have prior experience as directors of the Company. In the past, the Company has not experienced problems with continuity in its Board or with proxy contests relating to the election of directors.

         A classified board may make it more difficult and time-consuming for a third party seeking control of the Company to change control of the Company Board and thus to reduce the vulnerability of the Company to an unsolicited offer to acquire the Company, particularly an offer that does not contemplate the acquisition of all of the Company's outstanding shares, or for the restructuring or sale of all or part of the Company, that the Board determines is not in its shareholders' best interests.

         In the past, third parties have sometimes acquired substantial stock positions in some public companies as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken by the third party without negotiation with management of the company. In many cases, the purchaser seeks representation on the company's board of directors in order to increase the likelihood that his or her proposal will be implemented by the company. If the company believes the efforts of the purchaser are not in the best interests of shareholders generally, such third party may seek control through a proxy contest to have itself or its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in acquiring the company, but uses the threat of a proxy fight and/or bid to acquire the company as a means of forcing the company to repurchase his equity position at a substantial premium over market price.

         The Company's Board of Directors believes that an imminent threat of a change in the Company's Board may curtail its ability to negotiate effectively with such purchasers, and that, absent the protection afforded by a classified board, management would be deprived of the time and information necessary to properly evaluate the takeover proposal, to study alternative proposals and to help ensure that the price and terms of any transaction involving the Company are in the best interests of the Corporation's shareholders generally.

         The ratification, approval and implementation of the classified board provisions in the Company's Certificate would make more difficult or discourage
(i) a proxy contest for control of the Company's Board or (ii) the removal of the incumbent Company Board and, therefore, could have the effect of entrenching incumbent management. At least two annual meetings would be needed to change a majority of the Company's Board of Directors.

         At the same time, the classified board would help ensure that the Company Board, if confronted by a surprise proposal from a third party who has recently acquired a block of the Company's Common Stock, will have additional time to review the proposal and appropriate alternatives that the Company Board deems to be in the best interest of the Shareholders.

         In addition to promoting continuity and experience, the classified board will encourage persons seeking to acquire control of the Company, through a proxy contest or otherwise, to initiate such discussions through arms-length negotiations with the Company's Board of Directors. The classified board could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company's shareholders or favored by a majority of the Company's shareholders. Accordingly, holders of the Company Common Stock could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

         The classified board is not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. The Company has not experienced any difficulties in maintaining an experienced Board of Directors, but seeks to ensure that it maintains the flexibility to create a classified board in the future.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 7.


PROPOSAL 8

AMENDMENTS RELATING TO SHAREHOLDER NOMINATIONS AND PROPOSALS

         The Shareholder Nomination and Proposal amendments would, except as may be provided in a designation of the preferences, limitations and relative rights of a series of the Company Preferred Stock, prohibit shareholders from submitting a proposal to a vote of the shareholders or nominating directors without first complying with certain advance notice and disclosure requirements set forth in the Articles.

         This amendment, if adopted, would establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including, without limitation, Rule 14a-a under the Exchange Act, and except as may be provided in a designation of the preferences, limitations, and relative rights of a series of the Company Preferred Stock, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, the Company's Board of Directors, or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Company's Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of the Company.

         To be timely, notice of nominations or proposals for other business to be brought before an annual meeting must be received by the Secretary of the Company (a) with respect to an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Company shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of such meeting) and (b) with respect to a special meeting called for that purpose (and in the case of nominations for election for director, a special meeting called for such purpose), not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

         The notice of any nomination for election as a director must set forth: the name, date of birth, business and residence address of the person or persons to be nominated; the principal occupation or employment during the past five years of such person or persons; the number of shares of stock of the Company which are beneficially owned by such person; whether such person or persons are or have ever been at any time directors, officers or beneficial owners of 5% or more of any class of capital stock, partnership interests or other equity interest of any person and if so a description thereof; any directorships or similar positions, and/or beneficial owner of 5% or more of any class of capital stock, partnership interests or other equity interest held by such person or persons in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; whether, in the last five years, such person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other governments, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy; and the consent of each such person to serve as a director if elected. The person submitting the notice of nomination, and any person acting in concert with such person, must provide their names and business addresses, the name and address under which they appear on the Company's books (if they so appear), and the class and number of shares of the Company capital stock that are beneficially owned by them.

         The Company's Board of Directors believes these proposed amendments to the Articles would provide for the more orderly conduct of shareholder meetings.

         An important effect of the provision may be to make it more difficult for shareholders to nominate directors or introduce business at shareholder meetings. As a result, the amendment may preclude a takeover bidder from quickly proposing a merger, business combination, or other similar transaction, or removing and/or replacing directors in an effort to gain control of the Company. Such a potential delay may deter a future takeover attempt, merger or business combination, even if a substantial number of such shareholders favored such takeover attempt or other action.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 8.

PROPOSAL 9

AMENDMENTS RELATING TO SHAREHOLDER ACTION BY WRITTEN CONSENT

         The Shareholder Action by Written Consent amendments to the Articles would, except as may be provided in a designation of the preferences, limitations and relative rights of a series of the Company Preferred Stock or unless all of the shares of the Company Common Stock are held of record by a single shareholder, prohibit the Company shareholders from acting by written consent in lieu of a meeting of shareholders.

         The NCBCA and the Company's Bylaws currently permit Company shareholders to act on any action that may be taken by shareholders at any annual or special meeting of shareholders without a meeting, provided that such action is consented to in writing by shareholders having not less than the number of votes necessary to take such action at the meeting. This amendment would, if approved, provide that, except as may be provided in the designation of the preferences, limitations and relative rights of any series of the Company Preferred stock, any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless all of the Company Common Stock is held of record by one Shareholder.

         The Company's Board of Directors believes that the use of a consent procedure in lieu of a meeting and vote available to all shareholders is inappropriate for a publicly owned (as contrasted with closely held) corporation. The Board believes that the shareholders of a publicly owned corporation should have an opportunity to participate in determining any proposed action and to express their views thereon. Thus, this provision provides management and any nonconsenting holders of the Company Common Stock with the opportunity to review any proposed action to express their views and to take any necessary action deemed appropriate by them.

         One effect of the provision may be to preclude a takeover bidder who acquires a majority of the outstanding shares of the Company Common Stock from proposing a merger, business combination, or other similar transaction or proposing the removal of directors, outside the process of a Shareholder meeting. Because of the delay that would be involved in undertaking fundamental corporate changes requiring Shareholder action, this provision may deter a future takeover attempt, merger or business combination, even if a substantial number of such shareholders favored such takeover attempt or other action. The provision could also result in incumbent directors retaining their positions until the next annual meeting at which their terms expire even though holders of a majority of the Company's Common Stock desire a change and could otherwise remove directors through the consent procedure.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 9.


PROPOSAL 10

AMENDMENTS RELATING TO CONSTITUENCY PROVISIONS

         The constituency provision amendments to the Articles relate to the factors which the Company Board of Directors may consider in determining what is in the best interests of the Company and its shareholders, including, but not limited to, deciding whether to enter a merger, reorganization or other business combination transaction.

         The constituency provisions would authorize the directors of the Company, in connection with the exercise of their judgment in determining what is in the best interests of the Company and its shareholders when evaluating an actual or proposed business combination, a tender or exchange offer, a solicitation of options or offers to purchase or sell Company shares of capital stock by another person, or a solicitation of proxies to vote shares of Company capital stock by another person, in addition to considering the adequacy and form of the consideration to be paid in connection with any such transaction, to consider any or all of the following factors and any other factors that they deem relevant: (i) the social and economic effects of the transaction on the Company and its subsidiaries, its and their employees, depositors, loan and other customers, and creditors and the communities in which the Company and its subsidiaries operate or are located; (ii) the business and financial condition, and earnings prospects of the acquiring person, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person, and the possible effect of such conditions upon the Company and its subsidiaries and the other elements of communities in which they operate or are located, (iii) the competence, experience and integrity of the acquiring person and its management,
(iv) the prospects for a successful conclusion of the business combination, offer or proposal and (v) the Company's prospects as an independent entity. Such "constituency" provisions shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered.

         A board of directors is generally limited to considering primarily the interests of shareholders when deciding upon whether to enter into a merger, a sale of all or substantially all of the assets of the corporation or other similar transaction. Although courts which have reviewed this issue have indicated that a board may consider other constituencies, such as the impact of a transaction upon the corporation's employees, its customers, and the communities in which it does business, it is, nevertheless, not entirely clear how far a board may go in considering such "other constituencies" in making such evaluation. The Company's Board of Directors verifies that, although the manner and effect to which a matter may affect shareholders is a vital element in any consideration of the matter, the impact upon other constituencies which necessarily influence the success of the company (and hence benefit the shareholders) is also a legitimate factor to consider. The Company's Board of Directors believes that the Company Board of Directors should be authorized to consider such other constituencies in its determination of what is in the best interests of the Company and its shareholders. A number of corporations have adopted provisions for their articles of incorporation similar to that described herein.

         By proposing this provision, the Company's Board of Directors is alerting shareholders to, and seeking their approval of, the Board of Directors' view that its obligation to evaluate certain kinds of transactions, including a merger, a tender or exchange offer, or a proposal therefor, will extend beyond merely evaluating consideration offered in strict financial terms as measured at the particular time. The value of the consideration offered is of primary importance, but in the view of the Company's Board of Directors, it should not necessarily be determinative.

         The Company's Board of Directors will carry a responsibility for maintaining the financial and business integrity of the Company. Financial institutions occupy positions of special trust in the communities they serve. They also provide opportunities for abuse by those who are not of sufficient experience, competence or financial means to act professionally and responsibly with respect to the management of a financial institution. It is partly for these reasons that the financial institution industry is so extensively regulated. It is of concern to the Company's Board that the Company be managed in the interests of the communities and customers that it serves and that the Company and its subsidiaries that engage in financial institutions activities maintain their integrity. The Company's Board believes that this is also in the interests of the Company and its shareholders. The Board, however, does not intend by recommending this proposal to create any rights on behalf of the other persons whose interests it might consider.

         One effect of this amendment may be that if a Shareholder were to challenge the legal basis for a decision of the Company Board of Directors in the merger or takeover context (either the refusal to sell the Company or the entering into an acquisition transaction with a specific party) a court may give greater deference to the decision of the Company Board. In other words, the amendment may dissuade shareholders who might be displeased with the Company Board of Directors' response to a merger, tender offer, or other transaction from engaging the Company in costly and time-consuming litigation. Such litigation might involve an allegation by a shareholder that the Company Board of Directors breached an obligation to the Shareholder by not limiting its evaluation of a transaction solely to the value of the transaction consideration in relation to the market price of the Company securities or properties.

         Thus, the approval of Proposal 10 may have certain anti-takeover effects by enabling the Board of Directors to decline to approve an offer that shareholders, even a majority of shareholders, might favor because, in the Board's judgment, the factors that the Board is entitled to consider under the proposal lead the Company Board to conclude that the offer is not in the best interests of the Company and its shareholders despite what may appear to be a premium price for shareholders. Accordingly, the approval and implementation of Proposal 6 could have the effect of entrenching the Company's Board of Directors.

         This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 10.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth certain elements of compensation for the chief executive officer and the other most highly named compensated executive officer (collectively, the "executive officers") for each of the last three calendar years:

                           Summary Compensation Table


                                                       Annual Compensation
                                                       -------------------               All Other
Name and Position                     Year            Salary            Bonus           Compensation
             (a)                      (b)               (c)              (d)                 (1)
------------------------------    -------------    --------------     -----------     ------------------
D. Mark Boyd, III
Chief Executive Officer               1997           $ 18,000              --            $ 2,316 (1)

                                      1996             18,000              --              1,796 (1)

                                      1995             14,400              --              1,293 (1)

James E. Burt, III
President                             1997           $147,966           $38,100          $23,519 (1)

                                      1996            140,920            30,983           21,373 (1)

                                      1995            134,852            20,754           18,691 (1)



(1) Amounts shown consist of the Company's profit sharing contribution, matching contribution to the Carolina First BancShares Profit Sharing Plan and amounts contributed by the Company to the Deferred Compensation Trust for Carolina First BancShares, Inc. and Subsidiaries on behalf of the named executive officers.

                    AGGREGATED OPTIONS/SARS EXERCISED IN 1997
                       AND 1997 YEAR-END OPTION/SAR VALUES

         The following table shows stock option exercises by the named executive officers during 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Common Stock.


                                                              Number of
                                                              Securities             Value Unexercised
                                                              Unexercised            In-the-Money
                                                              Options/SARs           Options/SARs
                            Shares                            at FY-End (#)          at FY-End ($)
                            Acquired          Value           Exercisable/           Exercisable/
Name                        on Exercise       Realized        Unexercisable          Unexercisable
(a)                             (b)               (c)                (d)                     (e)
------------------------    -------------     -------------   -------------------    ---------------------
D. Mark Boyd, III               --                --                 0/0                    $0/$0

James E. Burt, III             5,000            $115,300          111,992/0             $2,597,911/$0

EMPLOYMENT AGREEMENTS

         As of December 31, 1997, Lincoln Bank entered into a new employment contract with James E. Burt, III. The contract provides that Mr. Burt shall remain employed by the Company through January 31, 2000, unless sooner terminated under the terms thereof.

         Either the Company or Mr. Burt may terminate the employment contract at any time upon 60 days prior written notice. The contract may also be terminated at the election of the Company for cause, or by reason of Mr. Burt's disability. In the event employment is terminated without cause by the Company prior to January 31, 2000, the Company shall continue to pay Mr. Burt's annual salary and provide certain benefits (except for the annual bonus) for a period of twelve months after such termination (or until January 31, 2000, whichever occurs earlier) as severance pay.

         In the event the Company experiences a "change in control," as defined in the employment contract, Mr. Burt shall receive a lump-sum payment equal to his annual salary and maximum bonus potential for the year in which the change in control occurs (in addition to his regular compensation if he remains in the Company's employ after the change in control). In certain circumstances, if Mr. Burt's employment is terminated after a change in control, he may be entitled to receive various benefits and compensation for a period of up to 24 months.

         As of December 31, 1996, the Company also entered into a Deferred Compensation Agreement with Mr. Burt that replaces a similar agreement dated July 2, 1992. This agreement provides that if Mr. Burt retires from the Company at age 62, or if his employment is terminated without cause after, or within 12 months of, a change in control involving the Company, Mr. Burt shall receive certain payments for up to 120 months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Committee of the Board of Directors serves as the Company's Compensation Committee. Each of D. Mark Boyd, III and James E. Burt, III served on the Board of Directors while serving as an executive officer of the Company during 1997, but abstained from deliberations relating to Company decisions that specifically related to them. In addition, Lincoln Bank of North Carolina, a wholly-owned subsidiary of Carolina

First BancShares, Inc., currently leases an office building in Lincolnton, North Carolina from D. Mark Boyd, III and his wife Diane Boyd. The Bank is leasing this property under a five-year lease beginning September 1997 at a current monthly rental of $2,912, subject to certain annual adjustments. The Bank has the option to renew the lease for one (1) additional five (5) year term. In the opinion of management of the bank, the terms of the lease, including the rental amount, are no less favorable than could have been attained from unrelated parties.

BOARD AND EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Executive compensation at the Company is primarily cash based. Stock related compensation is also available in the form of incentive stock options and stock appreciation rights under the Carolina First BancShares, Inc. 1990 Stock Option and Stock Appreciation Rights Plan. Salaries are determined by assigning job grades based on an assessment of the level of responsibilities and duties to be performed, and these grades and pay levels, except for the officers named above, were reviewed and revised in certain cases by the Executive Committee in 1997. For each of the 33 job grades used by the Company, a salary range is assigned utilizing an entry level, midpoint and maximum level. Officers are evaluated at least once a year, and a performance rating is determined by valuing performance against certain pre-determined principal job responsibilities and a list of standard performance criteria. This evaluation produces a numerical rating which is factored into a salary matrix to suggest the amount of adjustment the officer should receive. Determination of salaries and salary adjustments is made by the Executive Committee of the Board of Directors which refer all officer salaries to the full Board for final approval.

         The Company also has a cash incentive compensation plan for executive officers. This plan is based in part on Company performance and in part on individual performance against various preestablished goals. Mr. Burt's 1997 incentive compensation results were greatly influenced by the business of the Bank's subsidiaries, Carolina First Mortgage Corp. and Carolina First Financial Services Corporation, as well as the Company's performance against predetermined objectives. These predetermined objectives included (i) performance factors, based on certain benchmarks comparing Company's performance to the performance of certain other peer banks for return on average assets, return on average equity, net interest margin, efficiency ratio, asset quality (computed as a ratio of nonperforming assets to total assets), and growth in deposits and loans, (ii) penalty points, based upon negative performance factors, including predetermined levels of loan losses, earnings and a safety and soundness ratio, and (iii) bonus points, awarded based upon the Company's overall profitability. Final determination of performance levels is made by the personnel committee of the Board of Directors which refers the incentive compensation plan to the full Board for approval at the Bank levels. The executive committee at the Company level reviews the incentive compensation plan.

         The chief executive officer of the Company received compensation in lieu of fees for attendance at Board and Committee meetings as described above under "Meetings of the Board of Directors and Committees". The president received only cash compensation and has not been granted stock options/SAR in the last fiscal year.


                  D. Mark Boyd, III                  Charles A. James
                  John R. Boger, Jr.                 Harry D. Ritchie
                  James E. Burt, III                 L.D. Warlick, Jr.
                  Samuel C. King, Jr.                Estus B. White

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, with the cumulative return on Standard & Poor's 500 Stock Index ("S&P 500") and The Carson Medlin Company's Southeastern Independent Bank Index ("Independent Bank Index").

         The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, and Virginia. The banks included are:

         Name                                                 City                             State
         ----                                                 ----                             -----
         TIB Financial Corp.                                  Key Largo                        FL
         Seacoast Banking Corp.                               Stuart                           FL
         Capital City Bank Group, Inc.                        Tallahassee                      FL
         Fidelity National Corp.                              Atlanta                          GA
         Southwest Georgia Financial Corp.                    Moultrie                         GA
         First Banking Company of Southeast Georgia           Statesboro                       GA
         PAB Bankshares, Inc.                                 Valdosta                         GA
         First Charter Corp.                                  Concord                          NC
         Bank of Granite Corp.                                Granite Falls                    NC
         Carolina First BancShares, Inc.                      Lincolnton                       NC
         FNB Financial Services Corp.                         Reidsville                       NC
         First Bancorp                                        Troy                             NC
         CNB Corporation                                      Conway                           SC
         Carolina Southern Bank                               Spartanburg                      SC
         First Farmers & Merchants Corp.                      Columbia                         TN
         Pioneer Bancshares, Inc.                             Chattanooga                      TN
         First Pulaski National Corporation                   Pulaski                          TN
         National Bankshares Inc.                             Blacksburg                       VA
         FNB Corporation                                      Christiansburg                   VA
         Second National Financial Corp.                      Culpeper                         VA
         American National Bankshares, Inc.                   Danville                         VA
         Planters Bank & Trust Company                        Staunton                         VA
         C&F Financial Corporation                            West Point                       VA

                         Carolina First BancShares, Inc.
                           Five Year Performance Index
                                [GRAPHIC OMITTED]

                                                     1992     1993     1994     1995    1996     1997
                                                     ----     ----     ----     ----    ----     ----
         Carolina First BancShares, Inc.              100      150     204      294     474      748
         Independent Bank Index - Weighted            100      163     197      268     313      358
         S&P 500 Index                                100      118     120      165     203      251

CERTAIN TRANSACTIONS

         Certain Company directors, officers and principal shareholders, and their associates, were customers of, or had banking and financial transactions with, the Company or its subsidiaries in the ordinary course of business during 1997. Some of the directors of the Company or its subsidiaries are directors, officers, trustees or principal securities holders of corporations or other organizations which also were customers of, or had banking and financial transactions with, the Company or its subsidiaries in the ordinary course of business during 1997.

         All outstanding loans and other transactions with the directors, officers and principal shareholders of the Company and its subsidiaries were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of credit extended to directors, executive officers and principal shareholders as of December 31, 1997 was $4,792,586 or 10.35% of the Company's shareholders' equity. In addition to banking and financial transactions, the Company or its subsidiaries may have had additional transactions with, or used products or services of, various organizations of which directors of the Company and its subsidiaries are associated. The Company provided data processing and other services to First Gaston Bank, during 1997, for which First Gaston Bank paid $143,157. The Company is the largest shareholder of First Gaston Bank, and the Company's Chairman is an organizer and a director of First Gaston Bank. See "Proposal 1 -- Election of Directors". Except for the transactions with First Gaston Bank, the amounts involved in such noncredit transactions have in no case been material in relation to the business of the Company, its subsidiaries or such other organizations. It is expected that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

         For information about transactions with D. Mark Boyd, III, and James E. Burt, III, Directors of the Company and the Bank, see "Compensation Committee Interlocks and Insider Participation".

         Securities rules and regulations require certain reports to be filed by directors and executive officers. To the knowledge of the Company, all filings were made on a timely basis.


                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

         Any proposal which a Company shareholder intends to be presented at the annual meeting of shareholders to be held in 1999 must be received by the Company on or before November 20, 1998. Only proper proposals which are timely received will be included in the proxy statement and form of proxy.

OTHER MATTERS

         Management does not know of any matters to be brought before the Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company or its subsidiaries, personally, by telephone, telegraph or facsimile or other electronic means. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials and the 1997 Annual Report to principals and obtaining their instructions.

AVAILABILITY OF ANNUAL REPORT

         THE COMPANY, UPON REQUEST, WILL PROVIDE SHAREHOLDERS WITH COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC. SHAREHOLDERS SHOULD DIRECT THEIR REQUESTS TO: CAROLINA FIRST BANCSHARES, INC., P.O. BOX 657, LINCOLNTON, NORTH CAROLINA 28093, ATTENTION: MS. JAN H. HOLLAR, SECRETARY.

                                     ANNEX A

                                    PROPOSED
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         CAROLINA FIRST BANCSHARES, INC.



                                    ARTICLE I
                                      NAME

         The name of the corporation (the "Corporation") is:

                        "Carolina First BancShares, Inc."


                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office is 402 East Main Street, Post Office Box 657, Lincolnton, Lincolnton County, North Carolina 28093-0657, and the name of the Company's registered agent at such address is Jan H. Hollar.


                                   ARTICLE III
                               OBJECTS AND POWERS

         The nature of the Corporation's business, and its objects, purposes and powers are as follows:

         3.01 To purchase or otherwise acquire, to own and to hold the stock of banks and other corporations, and to do every act and thing covered generally by the denominations "holding corporation" and "bank holding company", and especially to direct the operations of other corporations through the ownership of stock therein;

         3.02 To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness or obligations of the Corporation and while the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

         3.03 To transact any business, to engage in any lawful act or activity and to exercise all powers permitted to corporations by the North Carolina Business Corporation Act (the "NCBCA").

The enumeration herein of the objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes that the Corporation is empowered to exercise, whether expressly, by purpose or by any of the laws of the State of North Carolina or any reasonable construction of such laws.

                                   ARTICLE IV
                                  CAPITAL STOCK

         4.01 The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is 25,000,000 consisting of the following classes:

         (1) 20,000,000 Shares of common stock, $2.50 par value per share ("Common Stock"); and

         (2) 5,000,000 Shares of preferred stock, $1.00 par value per share ("Preferred Stock").

         4.02 Dividends upon all classes and series of Shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon any class or series of Corporation Shares may be paid in cash, property, or Shares of any class or series or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

         4.03 Written restrictions on the transfer or registration of transfer of the Corporation's Shares, securities or evidences of indebtedness or any interest therein may be imposed by the Corporation, entered into as part of an agreement, adopted as Bylaws, or recognized by the Corporation as the Corporation's Board of Directors may determine by resolution or resolutions. Any such transfer restrictions shall be noted conspicuously on such Share, security or evidence of indebtedness.

         4.04 The Board of Directors is expressly authorized to create and issue, by resolutions adopted from time to time, rights or options entitling the holders thereof to purchase Shares of any kind, class or series, whether or not in connection with the issuance and sale of any Shares or other securities. The Board of Directors also is authorized expressly to determine the terms, including, without limitation, the time or times within which and the price or prices at which Shares may be purchased upon the exercise of any such right or option. The Board of Directors' judgment shall be conclusive as to the adequacy of the consideration received for any such rights or options.

         4.05 No holder of any Shares of any kind, class or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any Shares of any kind, class or series or any Corporation securities or obligations, whether now or thereafter authorized.

         4.06 Shares of Preferred Stock may be issued for any purpose and in any manner permitted by law, in one or more distinctly designated series, as a dividend or for such consideration as the Corporation's Board of Directors may determine by resolution or resolutions from time to time adopted.

         The Board of Directors is expressly authorized to fix and determine, by resolution or resolutions from time to time adopted prior to the issuance of any Shares of a particular series of Preferred Stock, the designations, voting powers (if any), preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, but without limiting the generality of the foregoing, the following:

                  (1) The distinctive designation and number of Shares of Preferred Stock which shall constitute a series, which number may from time to time be increased or decreased (but not below the number of Shares of such series then outstanding), by like action of the Board of Directors;

                  (2) The rate or rates and times at which dividends, if any, shall be paid on each series of Preferred Stock, whether such dividends shall be cumulative or non-cumulative, the extent of the preference, subordination or other relationship to dividends declared or paid, or any other amounts paid or distributed upon, or in respect of, any other class or series of Preferred Stock or other Shares;

                  (3) Redemption provisions, if any, including whether or not Shares of any series may be redeemed by the Corporation or by the holders of such series of Preferred Stock, or by either, and if redeemable, the redemption price or prices, redemption rate or rates, and such adjustments to such redemption price(s) or rate(s) as may be determined, the manner and time or times at which, and the terms and conditions upon which, Shares of such series may be redeemed;

                  (4) Conversion, exchange, purchase or other privileges, if any, to acquire Shares or other securities of any class or series, whether at the option of the Corporation or of the holder, and if subject to conversion, exchange, purchase or similar privileges, the conversion, exchange or purchase prices or rates and such adjustments thereto as may be determined, the manner and time or times at which such privileges may be exercised, and the terms and conditions of such conversion, exchange, purchase or other privileges;

                  (5) The rights, including the amount or amounts, if any, of preferential or other payments to which holders of Shares of any series are entitled upon the dissolution, winding-up, voluntary or involuntary liquidation, distribution, or sale or lease of all or substantially all of the assets of the Corporation; and

                  (6) The terms of the sinking fund, retirement, redemption or purchase account, if any, to be provided for such series and the priority, if any, to which any funds or payments allocated therefor shall have over the payment of dividends, or over sinking fund, retirement, redemption, purchase account or other payments on, or distributions in respect of, other series of Preferred Stock or Shares of other classes.

         4.07 All Shares of the same series of Preferred Stock shall be identical in all respects, except there may be different dates from which dividends, if any, thereon may cumulate, if made cumulative.


                                    ARTICLE V
                               SPECIAL PROVISIONS

         In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of the Corporation, its directors and shareholders are hereby established:

         5.01 The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own Shares to the full extent of undivided profits, capital or other surplus or any other funds lawfully available therefor.

         5.02 No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation or any other person, corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, or because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if such contract or transaction is permitted by the NCBCA, as now or hereinafter in effect.

         5.03 The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the Corporation's issued and outstanding Shares are parties, restricting the transfer or registration of transfer of any or all of the Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

         5.04 A director shall not be held personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment or dividend or unlawful stock purchase or redemption under the NCBCA, or (iv) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of this Section 5.04 by the shareholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the NCBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NCBCA. In the event that any of the provisions of this Section 5.04 (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

         5.05 The Corporation's Board of Directors is authorized and empowered to amend, alter, change or repeal any and all of the Corporation's Bylaws and to adopt new Bylaws without limitation.


                                   ARTICLE VI
                                    DURATION

         The Corporation shall have perpetual duration and existence.


                                   ARTICLE VII
                      SHAREHOLDER PROPOSALS AND NOMINATIONS

         7.01 Nominations. In addition to the right of the Corporation's Board of Directors to make nominations for the election of directors, nominations for the election of directors may be made by any shareholder entitled to vote generally in the election of directors if that shareholder complies with all of the provisions of this Section 7.01.

                  (1) Advance notice of such proposed nomination shall be received by the Secretary of the Corporation (a) with respect to an election of directors to be held at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Corporation shareholders (or, if the date of the annual meeting is changed by more that 20 days from such anniversary date, within 10 days after the date that the Corporation mails or otherwise gives notice of the date of such meeting) and (b) with respect to an election to be held at a special meeting called for that purpose, not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

                  (2) Each notice under Section 7.01(1) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee during the past five years, (iii) the number of Shares of the Corporation which are beneficially owned by each such nominee; (iv) whether such person or persons are or have ever been at any time directors, officers or beneficial owners of 5% or more of any class of capital stock, partnership interests or other equity interest of any person and if so a description thereof; any directorships or similar position, and/or beneficial ownership of 5% or more of any class of capital stock, partnership interests or other equity interest held by such person or persons in any person with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (v) whether, in the last five years, such person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other governmental, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, in order to evaluate the ability or integrity of the nominee; (vi) the name and address of the nominator and the number of Shares of the Corporation held by the nominator, and a written confirmation that the nominator is and will remain a shareholder of the Corporation through the meeting; (vii) represent that the nominator intends to appear in person or by proxy at the meeting to make such nomination, (viii) full disclosure of the existence and terms of all agreements and understandings, between the nominator or any other person and the nominee with respect to the nominee's nomination, or possible election and service to the Corporation's Board of Directors, or a confirmation that there are no such arrangements or understandings; (ix) the written consent of each such person to serve as a director if elected; and (x) any other information reasonably requested by the Corporation.

                  (3) The nomination made by a shareholder may be made only in connection with a meeting of the shareholders of the Corporation called for the election of directors at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has therefore complied with the notice provisions of Sections 7.01(1) and
         (2). The foregoing provisions are not intended to and shall not limit the responsibilities of any nominator or nominees, or their respective affiliates' or associates' responsibilities under applicable law, including, without limitation, federal and state securities laws.

                  (4) The chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The Corporation's Nominating Committee shall evaluate any proper nomination and may, in its discretion, make a recommendation thereon to the shareholders.

         7.02 Proposals. In addition to the right of the Corporation's Board of Directors to submit proposals for a shareholder vote, proposals for a shareholder vote may be made in connection with any annual meeting of Corporation shareholders by any holder of voting shares ("Proponent") entitled to vote generally in the election of directors if that shareholder complies with all of the provisions of this Section 7.02.

                  (1) Advance notice of such proposal shall be received by the Secretary of the Corporation (a) with respect to at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Corporation shareholders (or, if the date of the annual meeting is changed by more that 20 days from such anniversary date, within 10 days after the date that the Corporation mails or otherwise gives notice of the date of such meeting) and (b) with respect to a special meeting, not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

                  (2) Each notice under Section 7.02(1) shall set forth (i) the names and business addresses of the Proponent and all persons acting in concert with the Proponent, (ii) the name and address of the Proponent and persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of Voting Shares of the Corporation that are beneficially owned by the Proponent and the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal.

                  (3) The proposal made by a shareholder may only be made in a meeting of the shareholders of the Corporation at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has therefore complied with the notice provisions of Sections 7.02(1) and (2), and is subject further to compliance with all applicable laws, including, without limitation, federal and state securities laws.

                  (4) The Chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

                                  ARTICLE VIII
                           CONSTITUENCY CONSIDERATIONS

         In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating an actual or proposed business combination, a tender or exchange offer, a solicitation of options or offers to purchase or sell Corporation Shares by another person, or a solicitation of proxies to vote Corporation Shares by another person, the Corporation's Board of Directors, in addition to considering the adequacy and form of any consideration to be paid or received in connection with any such transaction, shall consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction or proposal on the Corporation and any of its subsidiaries, its and their employees, depositors, loan and other customers, creditors and the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition, and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (iii) the competence, experience, and integrity of the person and their management proposing or making such actions; (iv) the prospects for a successful conclusion of the business combination; and (v) the Corporation's prospects as an independent entity. This Article VIII shall not be deemed to provide any constituency the right to be considered by the Board of Directors in connection with any transaction or matter.


                                   ARTICLE IX
                                 INDEMNIFICATION

         9.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter, a "proceeding"), by reason of the fact:

         (i) that he or she is or was a director or Board-elected officer of the Corporation, or

         (ii) that he or she, being at the time a director or Board-elected officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other entity, including service with respect to an employee benefit plan (collectively, "another entity" or "other entity"), whether either in the case of clause (i) or in the case of clause (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other entity, or (y) in any other capacity related to the Corporation or such other entity while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Part 5 of Article 8, including
Section 55-8-57 (or successor provision or provisions) of the NCBCA as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees and charges, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article IX are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other entity; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the

Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding). The right to indemnification conferred in this Article IX: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of these Articles of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the reasonable expenses (including attorneys' fees and charges) incurred in defending any such proceeding in advance of its final disposition.

         9.02 Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article IX are not intended to be and shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article IX.

         9.03 Other Officers, Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other officer, employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another entity) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another entity, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article IX in cases of the indemnification and advancement of expenses of directors and Board-elected officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such person shall be included in the term "indemnitee" or "indemnitees" as used in this Article IX and in the Bylaws of the Corporation.


                                    ARTICLE X
                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                                                      APPENDIX A

                                     PROXY
                        CAROLINA FIRST BANCSHARES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints John H. Morrison, Jr., Sara K. Haire and David A. Wilson, or any of them, each with full power of substitution as proxies to vote the stock of the undersigned at the Annual Meeting of Shareholders of Carolina First BancShares, Inc. (the "Company") to be held on April 21, 1998 and any adjournments or postponements thereof (the "Meeting").

1. Election Of Directors        ____ FOR all nominees for director listed below.
                        (except as marked to the contrary below)

                   ____ WITHHOLD AUTHORITY
                        (to vote for all nominees listed)

John R. Boger, Jr., D. Mark Boyd, III, James E. Burt, III, Charles A. James, Samuel C. King, Jr., Harry D. Ritchie, L.D. Warlick, Jr., and Estus B. White

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Amendment to the Articles to Increase Authorized Common Stock. A proposal to ratify and approve an amendment to the Company's Articles of Incorporation (the "Articles") to increase the authorized number of shares of the Company's $1.00 par value common stock ("Common Stock") from 5,000,000 to 20,000,000 shares.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

3. Amendments Relating to Indemnification and Certain Other Nonsubstantive Provisions of the Articles. A proposal to ratify and approve certain amendments to provide indemnification to the Company's directors and officers to the fullest extent permitted under the North Carolina Business Corporation Act (the "NCBCA"), and to make certain other nonsubstantive revisions to clarify the Articles and to reflect changes in the NCBCA.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

4. Amendment to the Articles to Create and Authorize Preferred Stock. A proposal to ratify and approve an amendment to the Articles to authorize 5,000,000 shares of Preferred Stock, par value $1.00 per share, in one or more series having such voting, dividend and liquidation rights and preferences, redemption, sinking fund and convertibility provisions, and such other rights, preferences and provisions as the Board of Directors may fix and determine by resolution or resolutions providing for such class or series without any further vote or action by the shareholders.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

5. Amendments to the Articles to Enable the Board of Directors to Amend or Adopt Bylaws Relating to Supermajority Voting Provisions. A proposal to ratify and approve an amendment to the Articles which would enable the Board of Directors, without prior shareholder approval, to amend the Bylaws or to adopt new Bylaws which would require the approval of the holders of greater than a majority of the Company's voting stock for certain corporate actions as may be determined from time to time by the Board of Directors to be in the best interests of the Company and its shareholders.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

6. Amendment to the Articles to Allow the Board of Directors to Amend or Adopt Bylaws Regarding Delegation of the Board's Authority and Setting the Number of Directors. A proposal to ratify and approve an amendment to the Articles which would enable the Board of Directors, without prior shareholder approval, to amend the Bylaws or to adopt new Bylaws which would remove provisions that prohibit delegation of the management of the Company to other than the Board of Directors or its Executive Committee and setting the number of directors.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

7. Amendment to the Articles to Enable the Board of Directors to Amend or Adopt Bylaws Classifying or Staggering the Board of Directors. A proposal to ratify and approve an amendment to the Articles which would enable the Board of Directors, without prior shareholder approval, to amend the Bylaws or to adopt new Bylaws which would classify or stagger the Board of Directors.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

8. Amendment to the Articles Relating to Shareholder Nominations and
Proposals. A proposal to ratify and approve an amendment to the Articles which would prohibit shareholders from submitting a proposal to a vote of the shareholders without first complying with certain advance notice and disclosure requirements to be set forth in the Articles.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

9. Amendment to the Articles Relating to Shareholder Action by Written Consent. A proposal to ratify and approve an amendment to the Articles which would prohibit the Company's shareholders from acting by unanimous written consent in lieu of a meeting of shareholders.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

10. Amendment to the Articles Relating to Constituency Provisions. A proposal to ratify and approve an amendment to the Articles which would authorize the Company's Board of Directors, in determining what is in the best interests of the Company and its shareholders, including, but not limited to, whether to enter a merger, reorganization or other business combination transaction, to consider certain factors, including, but not limited to, the effects of such transaction on the Company and its employees, customers and communities, the condition, prospects and management of the acquiring person, and the Company's alternatives to the transaction.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

11. In the discretion of the proxies on such other matters as may properly come before the Meeting.

                ____ AUTHORIZED               ____ NOT AUTHORIZED

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER AND IN THE DISCRETION OF THE PROXIES. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                         Dated                            , 1998

                                           --------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                                         Signature(s) of Shareholder(s)

                                         Please date and sign this proxy exactly
                                         as the names appear hereon. In the case
                                         of joint tenants, each joint owner
                                         should sign. If a corporation, please
                                         sign in full corporate name by
                                         president or other authorized officer.
                                         When signing as attorney, executor,
                                         trustee, administrator or guardian,
                                         please give full title as such. If a
                                         partnership, please sign in partnership
                                         name by authorized person.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE